Exhibit 99.1

CareTrust REIT Announces Third Quarter 2021 Operating Results

Conference Call Scheduled for Monday, November 8, 2021 at 2:00 pm ET
SAN CLEMENTE, Calif., November 8, 2021 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended September 30, 2021, as well as other recent events.
For the quarter, CareTrust REIT reported:
•96.2% of contractual rents collected;
•Net income of $11.9 million and net income per share of $0.12;
•Normalized FFO of $36.7 million, a 13.0% increase over the prior year, and normalized FFO per share of $0.38;
•Normalized FAD of $39.0 million, a 15.1% increase over the prior year, and normalized FAD per share of $0.40;
•A quarterly dividend of $0.265 per share, representing a payout ratio of approximately 66% on normalized FAD; and
•A $0.01 per share increase on the low end to previously-released 2021 guidance, to normalized FFO of approximately $1.49 to $1.50 per share and normalized FAD of approximately $1.58 to $1.59 per share.

Occupancy Recovery Continues

“The occupancy recovery that began earlier this year for our skilled nursing providers has continued though the third quarter,” said Greg Stapley, CareTrust’s Chairman and Chief Executive Officer. He reported that skilled nursing census grew from June's 69.7% to 71.5% in September. “Skilled nursing occupancy is growing steadily month by month towards the pre-pandemic level of 77.7%,” he noted. He also reported that almost 60% of CareTrust’s skilled nursing facilities are now within 90% of their pre-pandemic census or better, and that overall skilled mix remained elevated at 18.4% in September, about 300 basis points over pre-pandemic levels. “Our outstanding operators and their teams are doing a fantastic job of turning the corner on the pandemic,” he said.

He sounded a note of caution, however, stating that while gains on the census and revenue front are welcome news, they are only half of the equation. He warned that a shortage of qualified workers and a sharp increase in labor costs is a growing challenge, especially as patient and resident counts rise. “Several of our tenants report turning patients away, simply because they lack the necessary staff to care for more,” Mr. Stapley said.

Discussing progress on the labor front, Dave Sedgwick, CareTrust’s President and Chief Operating Officer, reported that as of October, several CareTrust tenants have successfully reduced their use of expensive temporary or “agency” labor by significant amounts. “Providers who now apply the same intensity and systems to acquiring talent that they have used in the past to acquire patients are starting to see significant increases to hiring and to reducing staff turnover despite the widespread labor shortages,” he added.

Mr. Sedgwick also commented on the upcoming Phase 4 release of additional provider relief funding. “The provider relief funding has been critical for most of our tenants and several still need it,” he said. “This Phase 4 round is especially important for our assisted living operators who haven’t benefited previously to the same degree as our skilled nursing tenants,” he added. Noting that the exact amount of funding for individual providers has not yet been determined, Mr. Sedgwick expressed optimism that the funding will be highly beneficial for the operators who are still working their way back to profitability.

Financial Results for Quarter Ended September 30, 2021
Chief Financial Officer Bill Wagner reported that, for the third quarter, CareTrust generated net income of $11.9 million, or $0.12 per diluted weighted-average common share, normalized FFO of $36.7 million, or $0.38 per diluted weighted-average common share, and normalized FAD of $39.0 million, or $0.40 per diluted weighted-average common share.

Liquidity
As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 3.7x, well under the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 25.1%. Mr. Wagner stated that as of today the Company had approximately $80 million outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has more than $22 million in cash on hand. He further noted that the Company currently has approximately $476.5 million in available authorization remaining on its at-the-market equity program. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Continued Portfolio Growth
During the quarter, CareTrust acquired the 119-bed Sedona Trace Health & Wellness Center in Austin, Texas and the 122-bed Cedar Pointe Health & Wellness Center in nearby Cedar Park. The properties were leased to affiliates of The Ensign Group, Inc. (Nasdaq: ENSG). The approximately $32.5 million purchase price was funded using CareTrust’s $600 million unsecured revolving credit facility. The investment brought CareTrust’s year-to-date capital deployment to approximately $184.2 million, almost all sourced in off-market transactions.

Mark Lamb, CareTrust's Chief Investment Officer, reported that pricing for both skilled nursing and seniors housing assets continues to be disconnected from current and historical operating performance. “We understand perfectly why recent performance is less relevant, but recovery projections and other future operating assumptions being used by some buyers appear to be very aggressive,” said Mr. Lamb. “For our part, we continue to underwrite carefully and look for good opportunities, and are content to let overpriced assets go to less experienced and ultra-high leverage buyers,” he added. Mr. Lamb quoted CareTrust’s active deal pipeline as being in the $125 million to $150 million range, noting that it is mostly comprised of single assets and smaller portfolios, and is currently weighted roughly equally between skilled nursing and seniors housing assets.

2021 Guidance Updated

CareTrust updated its annual guidance for 2021, on a per-diluted weighted-average common share basis, increasing net income on the low end to approximately $0.80 to $0.81, and increasing normalized FFO to approximately $1.49 to $1.50 and normalized FAD to approximately $1.58 to $1.59. The guidance is based on a diluted weighted-average common share count of 96.5 million shares, and per CareTrust's standard practice includes all investments, dispositions and loan repayments made to date, and assumes no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, no new debt incurrences or new equity issuances, and estimated 2.0% CPI-based rent escalators under CareTrust's long-term net leases escalating in the remainder of 2021.

Mr. Wagner sounded a note of caution, however, alluding to the ongoing effects of the global pandemic and the operating headwinds still facing the Company’s tenants, especially assisted living providers that have received little to no government financial support to date. “Naturally, we note that material changes in economic and other factors related to the COVID-19 pandemic, the government’s responses thereto and the resulting impact on our tenants’ abilities to timely pay rent could alter our outlook at any time,” Mr. Wagner concluded.

Dividend Maintained
During the quarter, CareTrust declared a quarterly dividend of $0.265 per common share. On an annualized basis, the payout ratio was approximately 70% based on third quarter 2021 normalized FFO, and 66% based on normalized FAD.

Conference Call

A conference call will be held on Monday, November 8, 2021, at 2:00 p.m. Eastern Time (11:00 a.m. Pacific Time), during which CareTrust’s management will discuss third quarter 2021 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 4158737. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing plans, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and the measures taken to prevent the spread of COVID-19 and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended September 30, 2021 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental income	$48,087	$45,036	$141,077	$130,007
Independent living facilities	—	634	—	1,874
Interest and other income	518	17	1,537	2,314
Total revenues	48,605	45,687	142,614	134,195
Expenses:
Depreciation and amortization	13,968	13,086	41,284	39,485
Interest expense	5,692	5,519	17,988	18,082
Property taxes	1,004	857	2,466	2,179
Independent living facilities	—	568	—	1,660
General and administrative	5,196	4,105	16,136	12,921
Total expenses	25,860	24,135	77,874	74,327
Other loss:
Loss on extinguishment of debt	(10,827)	—	(10,827)	—
Loss on sale of real estate	—	—	(192)	(56)
Total other losses	(10,827)	—	(11,019)	(56)
Net income	$11,918	$21,552	$53,721	$59,812

Earnings per common share:
Basic	$0.12	$0.23	$0.56	$0.63
Diluted	$0.12	$0.23	$0.56	$0.63

Weighted-average number of common shares:
Basic	96,297	95,214	95,922	95,195
Diluted	96,297	95,214	95,937	95,195

Dividends declared per common share	$0.265	$0.25	$0.795	$0.75

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income	$11,918	$21,552	$53,721	$59,812
Depreciation and amortization	13,968	13,086	41,284	39,485
Interest expense	5,692	5,519	17,988	18,082
Amortization of stock-based compensation	1,802	972	5,197	2,819
EBITDA	33,380	41,129	118,190	120,198
Recovery of previously reversed rent	—	(1,047)	—	(1,047)
Lease termination revenue	—	(1,106)	(63)	(1,106)
Property operating expenses	—	—	—	(248)
Loss on extinguishment of debt	10,827	—	10,827	—
Loss on sale of real estate	—	—	192	56
Normalized EBITDA	$44,207	$38,976	$129,146	$117,853

Net income	$11,918	$21,552	$53,721	$59,812
Real estate related depreciation and amortization	13,964	13,078	41,267	39,445
Loss on sale of real estate	—	—	192	56
Funds from Operations (FFO)	25,882	34,630	95,180	99,313
Effect of the senior unsecured notes payable redemption	—	—	642	—
Recovery of previously reversed rent	—	(1,047)	—	(1,047)
Lease termination revenue	—	(1,106)	(63)	(1,106)
Property operating expenses	—	—	—	(248)
Loss on extinguishment of debt	10,827	—	10,827	—
Normalized FFO	$36,709	$32,477	$106,586	$96,912

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income	$11,918	$21,552	$53,721	$59,812
Real estate related depreciation and amortization	13,964	13,078	41,267	39,445
Amortization of deferred financing fees	519	487	1,501	1,462
Amortization of stock-based compensation	1,802	972	5,197	2,819
Straight-line rental income	(6)	(17)	(26)	(65)
Loss on sale of real estate	—	—	192	56
Funds Available for Distribution (FAD)	28,197	36,072	101,852	103,529
Effect of the senior unsecured notes payable redemption	—	—	642	—
Recovery of previously reversed rent	—	(1,047)	—	(1,047)
Lease termination revenue	—	(1,106)	(63)	(1,106)
Property operating expenses	—	—	—	(248)
Loss on extinguishment of debt	10,827	—	10,827	—
Normalized FAD	$39,024	$33,919	$113,258	$101,128

FFO per share	$0.27	$0.36	$0.99	$1.04
Normalized FFO per share	$0.38	$0.34	$1.11	$1.02

FAD per share	$0.29	$0.38	$1.06	$1.09
Normalized FAD per share	$0.40	$0.36	$1.18	$1.06

Diluted weighted average shares outstanding [1]	96,592	95,353	96,196	95,318

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Revenues:
Rental income	$45,036	$43,605	$45,246	$47,744	$48,087
Independent living facilities	634	203	—	—	—
Interest and other income	17	329	505	514	518
Total revenues	45,687	44,137	45,751	48,258	48,605
Expenses:
Depreciation and amortization	13,086	13,275	13,473	13,843	13,968
Interest expense	5,519	5,579	5,762	6,534	5,692
Property taxes	857	657	696	766	1,004
Independent living facilities	568	209	—	—	—
General and administrative	4,105	3,381	5,142	5,798	5,196
Total expenses	24,135	23,101	25,073	26,941	25,860
Other income (loss):
Loss on extinguishment of debt	—	—	—	—	(10,827)
Gain (loss) on sale of real estate	—	19	(192)	—	—
Total other losses	—	19	(192)	—	(10,827)
Net income	$21,552	$21,055	$20,486	$21,317	$11,918

Diluted earnings per share	$0.23	$0.22	$0.21	$0.22	$0.12

Diluted weighted average shares outstanding	95,214	95,244	95,385	96,120	96,297

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021

Net income	$21,552	$21,055	$20,486	$21,317	$11,918
Depreciation and amortization	13,086	13,275	13,473	13,843	13,968
Interest expense	5,519	5,579	5,762	6,534	5,692
Amortization of stock-based compensation	972	971	1,585	1,810	1,802
EBITDA	41,129	40,880	41,306	43,504	33,380
Recovery of previously reversed rent	(1,047)	—	—	—	—
Lease termination revenue	(1,106)	(73)	(63)	—	—
Loss on extinguishment of debt	—	—	—	—	10,827
(Gain) loss on sale of real estate	—	(19)	192	—	—
Normalized EBITDA	$38,976	$40,788	$41,435	$43,504	$44,207

Net income	$21,552	$21,055	$20,486	$21,317	$11,918
Real estate related depreciation and amortization	13,078	13,268	13,466	13,837	13,964
(Gain) loss on sale of real estate	—	(19)	192	—	—
Funds from Operations (FFO)	34,630	34,304	34,144	35,154	25,882
Effect of the senior unsecured notes payable redemption	—	—	—	642	—
Recovery of previously reversed rent	(1,047)	—	—	—	—
Lease termination revenue	(1,106)	(73)	(63)	—	—
Loss on extinguishment of debt	—	—	—	—	10,827
Normalized FFO	$32,477	$34,231	$34,081	$35,796	$36,709

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021

Net income	$21,552	$21,055	$20,486	$21,317	$11,918
Real estate related depreciation and amortization	13,078	13,268	13,466	13,837	13,964
Amortization of deferred financing fees	487	488	487	495	519
Amortization of stock-based compensation	972	971	1,585	1,810	1,802
Straight-line rental income	(17)	(12)	(12)	(8)	(6)
(Gain) loss on sale of real estate	—	(19)	192	—	—
Funds Available for Distribution (FAD)	36,072	35,751	36,204	37,451	28,197
Effect of the senior unsecured notes payable redemption	—	—	—	642	—
Recovery of previously reversed rent	(1,047)	—	—	—	—
Lease termination revenue	(1,106)	(73)	(63)	—	—
Loss on extinguishment of debt	—	—	—	—	10,827
Normalized FAD	$33,919	$35,678	$36,141	$38,093	$39,024

FFO per share	$0.36	$0.36	$0.36	$0.36	$0.27
Normalized FFO per share	$0.34	$0.36	$0.36	$0.37	$0.38

FAD per share	$0.38	$0.37	$0.38	$0.39	$0.29
Normalized FAD per share	$0.36	$0.37	$0.38	$0.40	$0.40

Diluted weighted average shares outstanding [1]	95,353	95,429	95,621	96,366	96,592

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	September 30, 2021	December 31, 2020
Assets:
Real estate investments, net	$1,590,418	$1,448,099
Other real estate investments	15,150	15,000
Assets held for sale, net	4,891	7,226
Cash and cash equivalents	17,716	18,919
Accounts and other receivables	3,474	1,823
Prepaid expenses and other assets, net	10,710	10,450
Deferred financing costs, net	1,307	2,042
Total assets	$1,643,666	$1,503,559

Liabilities and Equity:
Senior unsecured notes payable, net	$394,063	$296,669
Senior unsecured term loan, net	199,084	198,925
Unsecured revolving credit facility	80,000	50,000
Accounts payable, accrued liabilities and deferred rent liabilities	26,740	19,572
Dividends payable	26,164	24,251
Total liabilities	726,051	589,417

Equity:
Common stock	963	952
Additional paid-in capital	1,191,204	1,164,402
Cumulative distributions in excess of earnings	(274,552)	(251,212)
Total equity	917,615	914,142
Total liabilities and equity	$1,643,666	$1,503,559

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$53,721	$59,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	41,328	39,529
Amortization of deferred financing costs	1,531	1,462
Loss on extinguishment of debt	10,827	—
Amortization of stock-based compensation	5,197	2,819
Straight-line rental income	(26)	(65)
Loss on sale of real estate	192	56
Interest income distribution from other real estate investment	—	1,346
Change in operating assets and liabilities:
Accounts and other receivables	(1,775)	543
Prepaid expenses and other assets, net	(20)	267
Accounts payable, accrued liabilities and deferred rent liabilities	7,388	2,616
Net cash provided by operating activities	118,363	108,385
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(180,323)	(42,075)
Purchases of equipment, furniture and fixtures and improvements to real estate	(4,826)	(6,294)
Investment in real estate mortgage and other loans receivable	(700)	(13,958)
Principal payments received on real estate mortgage and other loans receivable	172	80,873
Repayment of other real estate investment	—	2,327
Escrow deposits for potential acquisitions of real estate	(3,100)	(1,000)
Net proceeds from sales of real estate	6,814	2,189
Net cash (used in) provided by investing activities	(181,963)	22,062
Cash flows from financing activities:
Proceeds from (costs paid for) the issuance of common stock, net	22,946	(404)
Proceeds from the issuance of senior unsecured notes payable	400,000	—
Borrowings under unsecured revolving credit facility	220,000	15,000
Payments on senior unsecured notes payable	(300,000)	—
Payments on unsecured revolving credit facility	(190,000)	(75,000)
Payments on debt extinguishment and deferred financing costs	(14,070)	—
Net-settle adjustment on restricted stock	(1,331)	(1,986)
Dividends paid on common stock	(75,148)	(69,283)
Net cash provided by (used in) financing activities	62,397	(131,673)
Net decrease in cash and cash equivalents	(1,203)	(1,226)
Cash and cash equivalents as of the beginning of period	18,919	20,327
Cash and cash equivalents as of the end of period	$17,716	$19,101

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					September 30, 2021
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	58.8%	$(5,937)		$394,063
Floating Rate Debt

Senior unsecured term loan	1.584%	[1]	2026		200,000	29.4%	(916)		199,084
Unsecured revolving credit facility	1.184%	[2]	2024	[3]	80,000	11.8%	—	[4]	80,000
	1.470%				280,000	41.2%	(916)		279,084

Total Debt	2.885%				$680,000	100.0%	$(6,853)		$673,147

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

2021 Guidance Updated

	Full Year 2021 Guidance[1]
	Low	High
Net income	$0.80	$0.81
Real estate related depreciation and amortization	0.57	0.57
(Gain) loss on sale of real estate	—	—
Funds from Operations (FFO)	1.37	1.38
Lease termination revenue	—	—
Effect of the senior unsecured notes payable redemption	0.01	0.01
Loss on extinguishment of debt	0.11	0.11
Normalized FFO	$1.49	$1.50

Net income	$0.80	$0.81
Real estate related depreciation and amortization	0.57	0.57
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.07	0.07
Straight-line rental income	—	—
(Gain) loss on sale of real estate	—	—
Funds Available for Distribution (FAD)	1.46	1.47
Lease termination revenue	—	—
Effect of the senior unsecured notes payable redemption	0.01	0.01
Loss on extinguishment of debt	0.11	0.11
Normalized FAD	$1.58	$1.59
Weighted average shares outstanding:
Diluted	96,466	96,466

[1]This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, (iii) no new debt incurrences or new equity issuances, (iv) estimated 2.00% CPI-based rent escalators under CareTrust's long-term net leases, and (v) assumes all contractual cash rents are paid by the end of the year. It does not contemplate future negative impacts, if any, that are related to the COVID-19 pandemic, which are highly uncertain and cannot be predicted at this time.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, loss on extinguishment of debt, and provision for doubtful accounts and lease restructuring, as applicable. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.